UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014 (May 21, 2014)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Interactive Intelligence Group, Inc. (the “Company”) was held on May 21, 2014 to:

•	elect two directors to hold office for a term of three years or until their successors are elected and have qualified;
•

approve, in an advisory (non-binding) vote, the compensation paid to the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the proxy statement for the Company's 2014 Annual Meeting of Shareholders; and

•	consent to the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.

At the 2014 Annual Meeting of Shareholders, the Company’s shareholders elected Donald E. Brown, M.D. and Richard A. Reck to serve as directors and to hold office until the 2017 Annual Meeting of Shareholders or until their successors are elected and have qualified, approved the advisory resolution regarding the compensation paid to the Company's named executive officers, and consented to the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014, as follows:

	Votes	Votes	Broker
	FOR	WITHHELD	Non-Votes
Election of Directors:
Donald E. Brown, M.D.	17,837,619	1,000,341	1,480,101
Richard A. Reck	18,768,644	69,316	1,480,101

	Votes	Votes	Votes	Broker
	FOR	AGAINST	ABSTAINED	Non-Votes
Vote on Proposals:
To approve, in an advisory (non-binding) vote, the compensation paid to the Company's named executive officers.	18,588,931	222,173	26,856	1,480,101
To consent to the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.	19,306,017	996,493	15,551	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: May 27, 2014	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer